UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2019, Future FinTech Group Inc., a Florida corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Lender”).

Pursuant to the Exchange Agreement, the Company and Lender agreed to partition a new Promissory Note in the original principal amount of $125,000 (the “Partitioned Note”) from a Secured Convertible Promissory Note (the “Note”) issued by the Company on March 26, 2019. The outstanding balance of the Note shall be reduced by an amount equal to the outstanding balance of the Partitioned Note. The Company and Lender further agreed to exchange the Partitioned Note for the delivery of 166,667 shares of the Company’s Common Stock, par value $0.001, according to the terms and conditions of the Exchange Agreement.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Exchange Agreement by and between Future FinTech Group Inc. and Iliad Research and Trading, L.P. dated November 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: November 22, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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